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                                                                    EXHIBIT 21.1


                                 SUBSIDIARIES


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                                                                        Named under which such
                                                 Jurisdiction of         Subsidiaries Conduct
               Subsidiary                         Incorporation               Business
               ----------                         -------------               --------
PSS Rhode Island, Inc.                            Rhode Island
Pss Texas, Inc.                                       Texas
PSS Delaware, Inc.                                   Delaware
PSS Physician Services, Inc.                         Florida
Standard/Crescent City Surgical Supplies,           Louisiana
Inc.
PSS Taylor Medical, Inc.                             Delaware                 PSS Taylor
*Taylor Medical Used Equipment, Inc.                 Delaware
*Desert Medical Supply, Inc.                         Delaware
*Taylor Medical of Louisiana, Inc.                  Louisiana
Brown's Medical Supply Company                       Nebraska             PSS Brown's Medical
Medical Service Company, Inc.                       New Jersey
Y-Labortories & Supplies, Inc.                      Mississippi
WorldMed, Inc.                                       Delaware
WorldMed International, Inc.                         Delaware
WorldMed, N.V.                                       Belgium
Diagnostic Imaging, Inc.                             Florida
American Medical Diagnostic Imaging, Inc.            Florida
Diagnostic Imaging of the Carolinas, Inc.         North Carolina
Kings Diagnostic Imaging, Inc.                       Florida
United X-Ray Company, Inc.                           Alabama
Treadway Enterprises, Inc.                           Georgia                X-Ray of Georgia
Chesapeake X-Ray Corporation                         Virginia
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All subsidiaries are 100% owned by Physician Sales & Service, Inc., except for
(i) those designated by an asterisk which are 100% owned by PSS Taylor Medical,
Inc. and (ii) WorldMed, N.V. which is owned by WorldMed, Inc. and WorldMed
International, Inc.


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